Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ironSource Ltd. of our report dated February 4, 2021, except for the effects of the recapitalization discussed in Note 2(ab) to the consolidated financial statements, as to which the date is July 28, 2021, relating to the financial statements, which appears in ironSource Ltd.’s Registration Statement on Form F-1 (No. 333-258223).

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

August 10, 2021

Kesselman & Kesselman, Derech Menachem Begin 146 Street, Tel Aviv-Yafo 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3-7954556, www.pwc.com/il

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